UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): November 17, 2005

WYETH

        (Exact name of registrant as specified in its charter)

Delaware	1-1225	13-2526821
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Giralda Farms, Madison, N.J.		07940
(Address of principal executive offices)		(Zip Code)

        Registrant’s telephone number, including area code: 973-660-5000

Item 5.02 Election of Directors.

           (d)    On November 17, 2005, the Company announced the election of Victor F. Ganzi to the Company’s Board of Directors, effective December 1, 2005, in a press release that is attached hereto as Exhibit 99 and is incorporated into this Item 5.02 by reference. Mr. Ganzi is not expected to be appointed to serve on any Committees of the Board until at least April 2006.

Item 9.01 Financial Statements and Exhibits.

           (c)    Exhibits.

           (99)    Press Release announcing the election of Victor F. Ganzi to the Company’s Board of Directors.

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2005	WYETH
By: Eileen M. Lach
Name: Eileen M. Lach
Title: Vice President and Corporate Secretary
(Duly Authorized Signatory)

EXHIBITS

           (99)    Press Release announcing the election of Victor F. Ganzi to the Company’s Board of Directors.